SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2012

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jones Lang LaSalle Incorporated has announced that Peter C. Roberts, currently Chief Executive Officer of its Americas segment, will become Chief Strategy Officer, a newly created role designed to help implement our growth strategy for the future.

Lauralee E. Martin, currently Chief Operating and Financial Officer, will succeed Mr. Roberts as Chief Executive Officer, Americas.

The changes will be effective January 1, 2013. We will commence a search for the Chief Financial Officer role. Until a new Chief Financial Officer is appointed, Ms. Martin will retain responsibility for the function.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is included with this Report:

	99.	Press Release of Jones Lang LaSalle Incorporated issued November 27, 2012: Jones Lang LaSalle Announces Leadership Changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2012	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99	Press Release of Jones Lang LaSalle Incorporated issued November 27, 2012: Jones Lang LaSalle Announces Leadership Changes